UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICOLD REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	93-0295215
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 800 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Shares of Beneficial Interest, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-163703

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1:                                   Description of Registrant’s Securities to be Registered.

A description of the common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), of Americold Realty Trust (the “Registrant”), is set forth under the caption “Description of Shares of Beneficial Interest” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (File No. 333-163703), as amended (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, also incorporated herein by reference is information relating to the Registrant’s Common Shares under the caption “Material Provisions of Maryland Law and of the Company’s Declaration of Trust and Bylaws” in the Registration Statement.

Item 2:                                   Exhibits.

Pursuant to the “Instructions as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICOLD REALTY TRUST

Date: April 27, 2010	By:	/s/ Ronald B. Hutchison
Name: Ronald B. Hutchison
Title: Executive Vice President and Chief Financial Officer